                                                                  Exhibit 4.1(1)

                                                                  EXECUTION COPY

                                 LOAN AGREEMENT

                                 By and Between

                  TIC TARGET INVEST CONSULTING, LLC, as Lender

                                       and

                Constellation 3D TECHNOLOGY limited, as Borrower

                          Dated as of November 16, 2001

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         This LOAN AGREEMENT, is made as of November 16, 2001, by and between
CONSTELLATION 3D TECHNOLOGY LIMITED, a corporation organized under the laws of the British Virgin Islands (the "Borrower"), and (ii) TIC TARGET INVEST
                                 --------
CONSULTING, LLC, a financing corporation organized under the laws of St. Kitts & Nevis with its principal office located at Churer Strasse 35, CH-9470 Buchs, SG, Switzerland (the "Lender").
                  ------

                                    RECITALS

         WHEREAS, the Borrower has requested that the Lender provide a secured term loan facility to the Borrower in a principal amount equal to US Fifteen Million Dollars ($15,000,000), with a right of the Lender to increase the principal amount up to US Twenty Million Dollars ($20,000,000).

         WHEREAS, the Lender is willing to advance such loan for the purposes specified herein, but only on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

                             SECTION 1. DEFINITIONS
                             ----------------------

         1.1. Defined Terms. As used in this Agreement, the following terms have
              -------------
the following meanings:

         "Affiliate" means any Person which directly or indirectly controls, or
          ---------
is under common control with, or is controlled by, another Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided, however, that in any
                                                --------  -------
event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "Agreement" means this Loan Agreement, as amended, supplemented or
          ---------
otherwise modified from time to time.

         "Assignment Agreement" means the Assignment Agreement, of even date
          --------------------
herewith, by and among the Borrower, the Lender and the Company and in the form of Exhibit B, as amended, supplemented or otherwise modified from time to time,
   ---------
pursuant to which the Borrower is transferring concurrently herewith the Designated Securities to the Lender, and has agreed to transfer and assign to the Lender all of its rights, benefits, obligations, liabilities and indemnities under and in connection with the Company Loan Agreement and the Company Loan Documents.

         "Borrower" shall have the meaning set forth in the Heading to this
          --------
Agreement.

         "Borrower Security Agreement" means the Borrower Security Agreement, of
          ---------------------------
even date herewith, by and between the Lender and the Borrower, pursuant to which the Borrower is granting to the Lender a continuing first security interest in this Agreement, the Loan Documents, including, without limitation, the Note, and the other agreements referred to therein, and all proceeds and products thereof and supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) related thereto.

         "Business Day" means any day on which commercial banks in the State of
          ------------
New York are not authorized or required by law to close.

         "Closing Date" means November 16, 2001 (or such later date as the
          ------------
Borrower may request and is acceptable to the Lender in its sole discretion) if on such date all conditions precedent contained in Section 4.1 are satisfied.

         "Collateral" means the property and interests in property subject to
          ----------
the Lien of the Borrower Security Agreement.

         "Common Stock" means the common stock, par value $.00001 per share, of
          ------------
the Company.

         "Commonly Controlled Entity" has the meaning set forth in Section 6.7
          --------------------------
hereof.

         "Company" means Constellation 3D, Inc., a corporation organized under
          -------
the laws of the State of Delaware.

         "Company Loan" means the loans advanced in up to two installments by
          ------------
the Borrower to the Company pursuant to the Company Loan Agreement in the initial principal amount of $15,000,000, upon receipt of the $15,000,000 being advanced by the Lender hereunder.

         "Company Loan Agreement" means the Loan Agreement, of even date
          ----------------------
herewith, by and between the Borrower and the Company.

         "Company Loan Documents" means the Loan Documents, as such term is
          ----------------------
defined in the Company Loan Agreement.

         "Contractual Obligation" means, as to any Person, any provision of any
          ----------------------
security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Default" means any of the events specified in Section 7, whether or
          -------
not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Default Rate" means, for any day, a rate per annum equal to the
          ------------
interest rate of eight percent (8%) otherwise applicable to the Loan, plus an additional one and one-half percent (1.5%).

         "Designated Securities" means the 26,089,283 shares of Common Stock of
          ---------------------
the Company transferred by the Borrower to the Lender pursuant to the Assignment Agreement.

         "Dollars" and "$" means dollars in lawful currency of the United States
          -------       -
of America.

         "ERISA" means the U.S. Employee Retirement Income Security Act of 1974,
          -----
as amended from time to time.

         "Event of Default" means any of the events specified in Section 7;
          ----------------
provided, however, that any requirement for the giving of notice, the lapse of
--------  -------
time, or both, or any other condition has been satisfied.

         "Funding Date" has the meaning set forth in Section 2.4 hereof.
          ------------

         "GAAP" means generally accepted accounting principles in the United
          ----
States of America as in effect from time to time.

         "Governing Documents" means, as to any Person, the articles or
          -------------------
certificate of incorporation or articles of association and by-laws or memorandum of association or other organizational or governing documents of such Person.

         "Governmental Authority" means any nation or government, any state or
          ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee Obligation" means, as to any Person, a guarantee, an
          --------------------
endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock of any corporation or the payment of distributions of a partnership, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank to open a letter of credit for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. Each of the terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such

Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by the Borrower.

         "Halifax Fund" means Halifax Fund, L.P., a Cayman Islands limited
          ------------
partnership.

         "Indebtedness" of a Person, means, at a particular date, all items of
          ------------
indebtedness, obligation or liability (other than accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such accounts are payable within 90 days of the date the respective goods are delivered or respective services rendered) incurred by the Borrower to any Person other than the Lender whether matured or unmatured, liquidated or unliquidated, direct or indirect, joint or severally, including, but without limitation or duplication: (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person; (b) all obligations of such Person upon which interest charges are customarily paid; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person; (d) all obligations of such Person to pay the deferred purchase or acquisition price of property or services; (e) all Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (f) all Guarantee Obligations of such Person; (g) all obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person and (h) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof).

         "Lender" shall have the meaning set forth in the Heading to this
          ------
Agreement.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
          ----
arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

         "Loan" shall have the meaning set forth in Section 2.1 hereof
          ----

         "Loan Documents" means, collectively, the Note, the Assignment
          --------------
Agreement, the Borrower Security Agreement, and the Security Holders Agreement.

         "Material Adverse Effect" means a material adverse effect on (a) the
          -----------------------
business, properties, prospects, assets, operations, results of operations or financial condition of the Borrower and its subsidiaries (taken as a whole), (b) the validity or enforceability of, or the ability of the Borrower to perform its obligations under, this Agreement or any Loan Document, (c) the rights and remedies of the Lender under any of the Loan Documents, (d) the timely payment of the principal of or interest on the Loan, or (e) the Collateral.

          "Maturity Date" means October 1, 2006.
           -------------

          "Note" shall have the meaning set forth in Section 2.2.
           ----

          "Obligations" means the unpaid principal amount of, and interest
           -----------
(including, without limitation, interest accruing after the maturity of the Loan and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on, the Note, and all other obligations and liabilities of the Borrower to the Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Note or any other Loan Document and any other document made, delivered or given to or by the Borrower in connection with the transactions contemplated hereby or thereby, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursement of counsel to the Lender that are required to be paid by the Borrower pursuant to the terms of the Loan Documents) or otherwise.

          "Person" means an individual, partnership, corporation, limited
           ------
liability company, business trust, joint stock company, trust, voluntary association, joint venture, Governmental Authority or other entity of whatever nature.

          "Requirement of Law" means, with respect to any Person, the Governing
           ------------------
Documents of such Person, if applicable, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Security Holders Agreement" means the Security Holders Agreement, of
           --------------------------
even date herewith, by and among the Borrower, the Lender and the Company.

          "Subsequent Advance Date" has the meaning set forth in Section 2.1
           -----------------------
hereof.

          "Subsidiary" means any corporation or other entity with respect to
           ----------
which a majority of the voting stock or interests are owned directly or indirectly by the Borrower.

          "Uniform Commercial Code" has the meaning set forth in the Borrower
           -----------------------
Security Agreement.

          1.2. Other Definitional Provisions.
               -----------------------------

               (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Note or any certificate or other document made or delivered pursuant hereto.

               (b) As used herein and in the Note, and any certificate or other document made or delivered pursuant hereto, all accounting terms relating to the Borrower not defined in

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Section 1.1 and all accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

               (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.

               (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                     SECTION 2. AMOUNT AND TERMS OF THE LOAN
                     ---------------------------------------

          2.1. Loan. Subject to the terms and conditions hereof, the Lender
               ----
agrees to make a term loan (the "Loan") to the Borrower in an initial principal
                                 ----
amount of US Fifteen Million Dollars ($15,000,000) on a senior secured basis. Notwithstanding anything contained herein to the contrary, the Lender shall have the right, at any time within twelve (12) months after the Closing Date, upon at least five (5) days prior written notice to the Borrower, to advance up to an additional US Five Million Dollars ($5,000,000) to the Borrower (the "Additional
                                                                      ----------
Amount"), upon the same terms, and subject to the same conditions, as the
------
initial amount of the Loan advanced on the Funding Date. If the Lender exercises its right to advance such Additional Amount to the Borrower hereunder, (i) the Borrower will accept such Additional Amount, and all references herein and in the Loan Documents to the "Loan" shall mean the aggregate amount of the Loan as advanced in each such drawing, (ii) the aggregate amount of the Loan shall bear a single interest rate, shall accrue commencing on the Funding Date with respect to the initial amount of the Loan and on the Subsequent Advance Date with respect to the Additional Amount and shall be payable at the Maturity Date,
(iii) the Loan shall be evidenced by a single Note, and (iv) notwithstanding anything to the contrary contained herein, the Lender shall not be required to fund the Additional Amount unless all conditions precedent set forth in Section 4 shall have been satisfied for such advance and all representations and warranties set forth in Section 3 shall be true and correct as of the date of such advance (the "Subsequent Advance Date"), and the Lender shall have received
                   -----------------------
a certificate of an authorized officer of the Borrower pursuant to Section 4.2(d) hereof to such effect. In connection with such subsequent drawing, the Lender shall deliver the original Note made by the Borrower at the Funding Date to the Borrower for cancellation, and the Borrower shall promptly make an amended Note identical to the original Note in all respects except that the principal amount thereof shall be increased to reflect such Additional Amount.

          2.2. Note. The Loan made by the Lender shall be evidenced by one (1)
               ----
duly executed promissory note of the Borrower, in the form of Exhibit A hereto
                                                              ---------
(the "Note"), payable to the order of the Lender and evidencing the obligation
      ----
of the Borrower to pay a principal amount equal to the amount of the Loan. The Note shall (a) be dated the Funding Date, (b) be stated to mature on the Maturity Date, (c) be entitled to the benefit of this Agreement and be secured by the Borrower Security Agreement and (d) bear interest on the principal amount thereof at the applicable interest rate per annum determined as provided in Section 2.5. Interest on the Note shall be payable as specified in Section 2.5

     2.3. Use of Proceeds of Loan. The Loan shall be used by the Borrower to
          -----------------------
fund the Company Loan as provided in Section 2.4(a) and in the Company Loan Agreement.

     2.4. Procedure for Funding.
          ---------------------

          (a) Within twenty (20) Business Days after the Closing Date, the Lender shall designate a date which is a Business Day within thirty (30) Business Days after the Closing Date for the funding of the Loan (the "Funding
                                                                       -------
Date"). On the Funding Date, the Borrower hereby authorizes the Lender to
----
transfer the proceeds of the Loan in immediately available funds directly to the Designated Account (as such term is defined in the Company Loan Agreement). Such proceeds shall be designated as the proceeds of the Company Loan pursuant to
Section 2.4(a) of the Company Loan Agreement. On the Funding Date, the Borrower shall deliver to the Lender a certificate of a duly authorized officer of the Borrower, certifying that (i) the representations and warranties of the Borrower set forth in Section 3.1 of this Agreement are true and correct as if made on the Funding Date and (ii) all of the conditions set forth in Section 4.1 shall have been satisfied on or prior to the Funding Date.

          (b) On the Closing Date, the Borrower shall (i) deliver the Designated Securities by delivering actual stock certificates therefor in accordance with the terms and conditions of the Assignment Agreement, (ii) deliver duly executed copies of the Assignment Agreement and (iii) the other documents and payments listed in Section 4.1 hereto.

     2.5. Interest Rate on the Note.
          -------------------------

          (a) General. The Note shall bear interest at the rate of eight percent
              -------
(8%) per annum compounded annually and shall be payable at the Maturity Date.

          (b) Default Rate. If all or any portion of (i) any principal of the
              ------------
Loan, (ii) any interest payable thereon or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loan and any such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such overdue principal, interest or other amount is paid in full (and shall continue after any judgment as before any such judgment).

     2.6. Payment. The entire principal amount of the Loan, together with all
          -------
accrued but unpaid interest thereon and all other amounts owing from the Borrower to the Lender hereunder or under the Loan Documents shall be due and payable on the Maturity Date.

     2.7. Computation of Interest.
          -----------------------

          (a) Interest on the Loan shall be calculated on the basis of a 365-day year for the actual days elapsed.

          (b) Each determination of interest by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

          (c) All payments (including prepayments) to be made by the Borrower hereunder and under the Note, whether on account of principal, interest, fees, reimbursement obligations or otherwise, shall be made without set-off or counterclaim and shall be made to the Lender at a bank account designated by it for such purpose, in lawful money of the United States of America and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on the Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day.

     2.8. Indemnity. The Borrower agrees to indemnify the Lender and all of its
          ---------
members, officers, directors, managers, employees, shareholders and partners and any of the foregoing persons' agents and other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Lender Indemnitees") and to
                                                    ------------------
hold the Lender Indemnitees harmless from any loss or expense which the Lender Indemnitees may sustain or incur as a consequence of (a) any misrepresentation or breach of warranty made by the Borrower in this Agreement or the Loan Documents or any other certificate or document contemplated hereby or thereby,
(b) any default by the Borrower in payment when due of the principal amount of or interest on the Loan, (c) any other breach of any convenant, agreement or obligation of the Borrower in this Agreement or the Loan Documents and (d) any cause of action, suit or claim brought by or made against such Lender Indemnitee by a third party arising out of or resulting from (i) the execution, delivery, performance or breach by the Borrower or enforcement of this Agreement or the Loan Documents or any other certificate, instrument or document contemplated hereby or thereby or (ii) the status of the Lender or the Borrower. Notwithstanding the foregoing, the Borrower will not be obligated to indemnify any Lender Indemnitee for losses arising solely out of such Lender Indemnitee's willful misconduct or fraudulent actions. This Section 2.8 shall survive termination of this Agreement and payment of the Note.

     SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     --------------------------------------------------------

     In order to induce the Lender to enter into this Agreement and to make the Loan herein provided for, the Borrower hereby represents and warrants to the Lender that as of the Closing Date and the Funding Date:

     3.1. Organization and Qualification. The Borrower is a corporation duly
          ------------------------------
organized and validly existing in good standing under the laws of the jurisdiction in which it is incorporated or formed, and has the requisite corporate or other power and authorization to own its properties and to carry on its business as now being conducted and currently contemplated.

The Borrower is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Borrower has furnished to the Lender on or prior to the Closing Date true and correct copies of the Borrower's Articles of Association, as amended and as in effect on the date hereof (the "Articles of Association"), and the Borrower's Memorandum of
                  -----------------------
Association, as in effect on the date hereof (the "Memorandum of Association").
                                                   -------------------------

     3.2. Authorization; Enforcement; Compliance with Other Instruments. (i) The
          -------------------------------------------------------------
Borrower has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Loan Documents, (ii) the execution and delivery of this Agreement and the Loan Documents by the Borrower and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Borrower's Board of Directors and no further consent or authorization is required by the Borrower, its Board of Directors or its shareholders, (iii) this Agreement and the Loan Documents have been duly executed and delivered by the Borrower, and (iv) this Agreement and the Loan Documents constitute the valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

     3.3. No Conflicts. The execution, delivery and performance of this
          ------------
Agreement and the Loan Documents by the Borrower and the consummation by the Borrower of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Association, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Borrower or the Memorandum of Association; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Borrower or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Borrower. Except as disclosed in Schedule 3.3, the Borrower is not in
                                        ------------
violation of any term of, or in default under, (x) its Articles of Association, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock or Memorandum of Association, its organizational charter or any other Governing Document, respectively, (y) any material contract, agreement, mortgage, indebtedness, indenture, instrument, or (z) any judgment, decree or order or any statute, rule or regulation applicable to the Borrower. The business of the Borrower and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity. The Borrower is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement or the Loan Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Borrower is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

     3.4. Absence of Litigation. There is no action, suit, proceeding, inquiry
          ---------------------
or investigation before or by any court, public board, governmental agency, self-regulatory organization or body pending or, to the knowledge of the Borrower threatened against or affecting the Borrower, the common stock of the Borrower or the Borrower's officers or directors in their capacities as such, except as set forth in Schedule 3.5.
                       ------------

     3.5. Foreign Corrupt Practices Act. Neither the Borrower, nor any director,
          -----------------------------
officer, agent, employee or other person acting on behalf of the Borrower has, in the course of acting for, or on behalf of, the Borrower, directly or indirectly: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.

     3.6. Brokers. The Borrower has taken no action which would give rise to any
          -------
claim by any person for brokerage commissions, finder's fees or similar payments by the Borrower or the Lender relating to the transactions contemplated by this Agreement and the Loan Documents.

     3.7. Solvency.
          --------

          (a) Based on the financial condition of the Borrower as of the Closing Date both before and after giving effect to the transactions contemplated by this Agreement and the Loan Documents, the Borrower's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Borrower's existing debts and other liabilities (including contingent liabilities) as they mature.

          (b) Based on the financial condition of the Borrower as of the Closing Date both before and after giving effect to the transactions contemplated by this Agreement and the Loan Documents, the Borrower's assets do not constitute unreasonably small capital to carry out its business as now conducted and as proposed to be conducted, including the Borrower's capital needs taking into account the particular capital requirements of the business conducted by the Borrower, and projected capital requirements and capital availability thereof.

          (c) The Borrower does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Based on the financial condition of the Borrower as of the Closing Date both before and after giving effect to the transactions contemplated by this Agreement and the Loan Documents, the current cash flow of the Borrower, together with the proceeds the Borrower received from such transactions, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.

           (d) The Borrower does not intend, and does not believe, that final judgments against the Borrower in actions for money damages will be rendered at a time when, or in an amount such that, the Borrower will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The Borrower's cash flow, after taking into account all other anticipated uses of the cash (including the payments on or in respect of debt referred to in paragraph (c) above), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

           (e) Neither the Borrower nor any of its Subsidiaries is subject to any bankruptcy, insolvency or similar proceeding.

     3.8.  Title. The Borrower has good and marketable title to all personal
           -----
property owned by it which is material to the business of the Borrower, free and clear of all Liens, except for the Lien in favor of the Lender created pursuant to the Borrower Security Agreement. The Borrower does not own any real property.

     3.9.  Business of the Borrower. The Borrower is not presently, and has not
           ------------------------
been, engaged in any other business other than holding securities of the Company. The Company is the only direct Subsidiary of the Borrower. The Borrower does not have any liabilities (contingent or otherwise), other than the liabilities set forth in Schedule 3.11. The Borrower's principal place of
                         -------------
business is located at the address set forth in the Note, and the Borrower does not conduct its business at any other location.

     3.10. No Defaults. There is no Event of Default (as defined in Section 7
           -----------
hereof) and no event has occurred and no condition exists which, upon the giving of notice of the passage of time, or both, would constitute an Event of Default.

                         SECTION 4. CONDITIONS PRECEDENT
                         -------------------------------

     4.1.  Conditions to Closing. The obligation of the Lender to make the Loan
           ---------------------
shall be conditioned upon satisfaction of the following conditions precedent on or prior to the Closing Date:

           (a) Loan Documents. The Lender shall have received:
               --------------

               (i) this Agreement, duly executed by an authorized officer of the Borrower;

               (ii) an actual stock certificate or certificates evidencing the Designated Securities, free and clear of all Liens, together with stock powers duly executed in blank.

               (iii) the Assignment Agreement, in the form of Exhibit B, duly
                                                              ---------
executed by an authorized officer of the Borrower;

              (iv) the Borrower Security Agreement, in the form of Exhibit C, duly executed by an authorized officer of the Borrower;

              (v) the Security Holders Agreement, duly executed by an authorized officer of the Borrower and the Company;

          (b) Satisfaction of Company Loan Agreement Conditions. The conditions
              -------------------------------------------------
to closing set forth in Section 4.1 of the Company Loan Agreement shall have been satisfied, and the Lender shall have received executed copies of the Company Loan Agreement, the Company Loan Documents and all other documents, certificates and other instruments executed in connection therewith.

          (c) Validity of Liens. The Borrower Security Agreement shall be
              -----------------
effective to create in favor of the Lender a legal, valid and enforceable first security interest in and lien upon the Collateral.

          (d) Secretary's Certificate. The Lender shall have received a
              -----------------------
certificate of the secretary of the Borrower as to (i) the Articles of Association, (ii) the Memorandum of Association, (iii) the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the Loan Documents and each other document to be delivered by the Borrower pursuant hereto and (iv) the incumbency and signatures of the officers thereof.

          (e) Good Standing. The Lender shall have received a certificate of
              -------------
good standing with respect to the Borrower dated within three (3) days prior to the Closing Date, from the Company Registry of the British Virgin Islands.

          (f) No Litigation. No suit, action, investigation, inquiry or other
              -------------
proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement or any Loan Document or any of the transactions contemplated hereby or thereby or
(ii) which, in the judgment of the Lender, could reasonably be expected to have a Material Adverse Effect.

          (g) No Violation.  The consummation of the transactions contemplated
              ------------
hereby and by the Loan Documents shall not contravene, violate or conflict with, nor involve the Lender in a violation of, any Requirement of Law.

          (h) No Default.  No Default or Event of Default shall have occurred
              ----------
and be continuing on such date or after giving effect to the Loan.

          (i) Legal Opinion.  The Lender shall have received the opinion of the
              -------------
Borrower's  counsel in the form attached hereto as Exhibit E.
                                                   ---------

          (j) Lien Searches. The Lender shall have received Uniform Commercial
              -------------
Code, judgment, Federal tax lien and franchise tax searches satisfactory to Lender.

          (k) Consents. The Borrower shall have received all required consents
              --------
to enter into this Agreement and the Loan Documents and to consummate the transactions contemplated hereby and thereby.

          (l) Additional Matters. All corporate and other proceedings, and all
              ------------------
documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the Loan Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents, certificates and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

     4.2. Conditions to Funding. The obligation of the Lender to make the Loan
          ---------------------
shall be conditioned upon satisfaction of the following conditions precedent on or prior to the Funding Date:

          (a) Loan Documents.  The Lender shall have received:
              --------------

              (i) the Note in the form of Exhibit A, duly executed by an
                                          ---------
authorized officer of the Borrower.

          (b) Satisfaction of Company Loan Agreement Conditions. The conditions
              -------------------------------------------------
to funding set forth in Section 4.2 of the Company Loan Agreement shall have been satisfied, and the Lender shall have received executed copies all other documents, certificates and other instruments executed in connection therewith.

          (c) Representations and Warranties. Each of the representations and
              ------------------------------
warranties of the Borrower set forth in this Agreement that is not qualified by materiality shall be true and correct in all material respects, and each of the representations and warranties of the Borrower that is so qualified shall be true and correct, as of the date of this Agreement, and remains true and correct in all material respects, or true and correct, as the case may be, as of the Funding Date, with the same effect as though such representations and warranties had been made on and as of the Funding Date, except that representations and warranties that were made as of a specific date, other than the date of this Agreement, need be true and correct in all material respects, or true and correct, as the case may be, only as of such date.

          (d) Officer's Certificate.  The Lender shall have received an
              ---------------------
Officer's Certificate of the Company, dated as of the Funding Date, in the form of Exhibit D, duly executed by the President of the Borrower.
   ---------

          (e) Perfection of Security Interest.  All filings, recordings,
              -------------------------------
deliveries of instruments and other actions necessary or desirable in the opinion of the Lender to protect and preserve such security interests shall have been duly effected. The Lender shall have received evidence thereof in form and substance satisfactory to the Lender.

                        SECTION 5. AFFIRMATIVE COVENANTS
                        --------------------------------

     The Borrower hereby agrees that, so long as the Loan remains outstanding and unpaid or any other amount is owing to the Lender hereunder, the Borrower shall:

     5.1. Certificates; Other Information. Furnish to the Lender:
          -------------------------------

          (a) promptly upon receipt thereof, copies of any and all reports and other information delivered to the Borrower in respect of any Collateral;

          (b) promptly, such financial and other information regarding the Borrower and its credit status as the Lender may from time to time reasonably request.

     5.2. Payment of Obligations. Pay, discharge or otherwise satisfy at or
          ----------------------
before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower.

     5.3. Compliance with Governing Documents. Comply with all terms,
          -----------------------------------
requirements and restrictions of its Governing Documents.

     5.4. Conduct of Business and Maintenance of Existence. Continue to engage
          ------------------------------------------------
in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

     5.5. Notices. Promptly notify the Lender in writing of:
          -------

          (a) the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or (ii) threatened or commenced litigation, investigation or proceeding by any Governmental Authority affecting the Borrower.

          (c) any litigation or proceeding affecting the Collateral;

          (d) any Lien, encumbrance or adverse claim with respect to any Collateral;

          (e) the conveyance, sale, lease, assignment, transfer or other disposition of any property, business or assets of the Borrower having a value of $250,000 or more;

          (f) any loss or expected loss in respect of any of the Collateral, or any other event or change in circumstances or expected event or change in circumstances that could reasonably be expected to result in a material decline in value of any of the Collateral; and

          (g) any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect.

                          SECTION 6. NEGATIVE COVENANTS
                          -----------------------------

     The Borrower hereby agrees that, so long as the Loan remains outstanding and unpaid, or any other amount is owing to the Lender hereunder in connection with the transactions contemplated hereby, without the prior written consent of Lender, the Borrower shall not (or permit any Subsidiary to):

     6.1. Limitation on Indebtedness: Create, incur, assume, guarantee, secure,
          --------------------------
or in any manner become liable in respect of, any additional Indebtedness unless such Indebtedness is expressly subordinated to the Note (to the reasonable satisfaction of the Lender) and has a maturity date that is later than the Maturity Date.

     6.2. Limitation on Liens. Create, incur or permit to exist any security
          -------------------
interest, lien or other encumbrance on or with respect to any assets of the Borrower.

     6.3. Event of Default. Suffer to exist any event of default under any
          ----------------
material provision of any other financing agreement binding on it.

     6.4. Line of Business. Enter into any lines or areas of business different
          ----------------
from the business activities in which it is presently engaged (i.e., the holding
                                                               ----
of securities of its Subsidiaries).

     6.5. Transfer of Collateral. Transfer, or permit the transfer, to another
          ----------------------
location of any of the Collateral or of any records related to any of the Collateral except in the ordinary course of business.

     6.6. Transactions. Enter into any transaction that could, individually or
          ------------
in the aggregate, have a Material Adverse Effect on the Collateral or the Borrower's ability to repay the Obligations.

     6.7. Name; Office. Change its name or the location of its principal place
          ------------
of business without providing the Lender at least thirty (30) days prior written notice and without (within such thirty-day period) taking all steps reasonably requested by the Lender to maintain the perfection and priority of the Liens created under the Borrower Security Agreement.

                    SECTION 7. EVENTS OF DEFAULT; RIGHTS AND
                    ----------------------------------------
                        REMEDIES UPON AN EVENT OF DEFAULT
                        ---------------------------------

     7.1. Events of Default. The occurrence of any one or more of the following
          -----------------
shall constitute an Event of Default hereunder:

          (a) The Borrower shall fail to pay any principal on the Note when due in accordance with the terms thereof or hereof, or to pay any amount payable hereunder or under any Loan Document.

          (b) Any representation or warranty made or deemed made by the Borrower herein or in any Loan Document, or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect in any material respect on or as of the date made or deemed made.

          (c) The Borrower shall default in the observance or performance of any material obligation, other than the obligation for payment of money hereunder or under the Note, hereunder or under any Loan Document, or any other agreement to which Lender and the Borrower are parties, and such default shall continue unremedied for a period of five (5) Business Days.

          (d) (i) The Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, composition, extension or other relief with respect to its debts, or (B) seeking appointment of a receiver, conservator or other similar official for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause
(i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of forty-five (45) days or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against the Borrower.

          (e) Any execution or attachment shall be levied against the Collateral or any material properties of the Borrower, and such attachment shall not be set aside, discharged or stayed within thirty (30) calendar days after the same shall have been levied.

          (f) Any event which constitutes an "Event of Default" under the Company Loan Agreement or the Company Loan Documents.

     7.2. Rights and Remedies upon an Event of Default. Upon the occurrence of
          --------------------------------------------
an Event of Default, and in every such event and at any time thereafter, the Lender may, upon written notice to the Borrower, take any of the following actions without prejudice to the rights of the Lender to enforce its claims against the Borrower and its
Subsidiaries:

        (a) Acceleration of Loan. Declare the unpaid principal of and any
            --------------------
accrued interest in respect of the Loan and the Note to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and its Subsidiaries; provided, however, that, notwithstanding the foregoing, if an
                  --------  -------
Event of Default specified in Sections 8.1(a), (c), (d), (e) and (f) shall occur, then the Note and the Loan shall immediately become due and payable without the giving of any notice or other action by the Lender.

        (b) Enforcement of Rights. Enforce any and all Liens and security
            ---------------------
interests in favor of the Lender in respect of the Note and the Loan and any other amounts due, including, without limitation, all rights and interests created and existing under the Loan Documents and all rights of set-off.

        (c) Remedies with Respect to the Collateral. Exercise any of the
            ---------------------------------------
following rights with respect to the Collateral:

            (i) foreclosure upon all or any portion of the Collateral or otherwise enforce the security interest in favor of the Lender in any manner permitted by law or provided for in this Agreement or in the Borrower Security Agreement;

            (ii) recover from the Borrower all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by the Lender in exercising any right, power or remedy provided by this Agreement, the Loan Documents or by law; and

            (iii) apply the proceeds of any exercise of remedies by the Lender with respect to any Collateral pursuant to the foregoing provisions to payment of the following obligations, and the Lender may account for the purchase price of any sale by crediting the sales price against: (A) first, the expenses of the liquidation, sale or collection, the costs of any action and any other costs or expenses for which the Borrower is obligated; and (B) then, all other Obligations, including, without limitation, all amounts then due, owing and unpaid for principal, interest and other amounts under this Agreement, the Note or the other Loan Documents in such order and proportions as the Lender in its discretion may choose.

        (d) Other Remedies. Exercise any other right or remedy available to the
            --------------
Lender under applicable law or in equity.

        (e) Designated Securities. Notwithstanding anything contained in this
            ---------------------
Section 7 to the contrary, it shall be a condition precedent to the Lender's right to accelerate the Loan pursuant to Section 7.2(a) hereto and foreclose on the Collateral pursuant to Section 7.2(c)(i) hereto that the Lender first reassign and deliver the Designated Securities to the Borrower.

                            SECTION 8. MISCELLANEOUS
                            ------------------------

         8.1. Notices. All notices, requests and demands to or upon the
              -------
respective parties hereto to be effective shall be in writing (including by facsimile). Unless otherwise expressly provided herein, any such notice, request or demand shall be deemed to have been duly given or made when delivered by hand, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when sent, receipt electronically confirmed, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Note:

         The Borrower:

                       Constellation 3D Technology Limited
                       c/o Zysman, Aharoni, Gayer and Co.
                       52A Hayarkan Street
                       Tel-Aviv 63432, Israel
                       Attention:   Jonathan Sherman, Adv.
                       Telephone:   972-3-79-55-555
                       Facsimile:   972-3-79-55-550

         The Lender:

                       TIC Target Invest Consulting, LLC
                       c/o Auditra AG
                       Churer Strasse 35
                       CH - 9470 Buchs, SG, Switzerland
                       Attention:   Mr. Andre Khayyam
                       Telephone:   +41 81 750 53 53
                       Facsimile:   +41 81 750 53 59

         8.2. No Waiver; Cumulative Remedies. No failure to exercise and no
              ------------------------------
delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         8.3. Survival of Representations and Warranties. All representations
              ------------------------------------------
and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note.

         8.4. Payment of Expenses and Taxes. The Borrower agrees to pay or
              -----------------------------
reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Note, the other Loan Documents and any other documents related hereto or thereto, including, without limitation, reasonable fees and disbursements of counsel to the Lender, and to pay, indemnify, and hold the Lender harmless from and against any and all other liabilities, obligations, withholding taxes, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the enforcement, performance and administration of this Agreement, the Note, the other Loan Documents and any such other documents.

         8.5.   Maximum Interest Rate. Anything herein to the contrary
                ---------------------
notwithstanding, the Lender shall not charge, take or receive from the Borrower, and the Borrower shall not be obligated to pay to the Lender, any amounts constituting interest on the Loan in excess of the maximum rate permitted by applicable law.

         8.6.   Modifications. No modification or waiver of any provision of
                -------------
this Agreement or of the Note, nor consent to any departure by any party hereto therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party hereto in any case shall entitle such party to any other or future notice or demand in the same, similar or other circumstance.

         8.7.   Assignment; Successors and Assigns. No party hereto may assign
                ----------------------------------
or transfer any of its rights or obligations hereunder without the consent of the other party; provided, however, that the Lender may assign or otherwise
                 --------  -------
transfer all or any portion of its rights or obligations under this Agreement, the Note and the other Loan Documents. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender, all future holders of the Note and their respective successors and assigns.

         8.8.   Entire Agreement. This Agreement together with the Loan
                ----------------
Documents constitutes the entire agreement and understanding of the parties hereto with respect to the subject matters contained herein and therein.

         8.9.   Severability. In case any one or more of the provisions
                ------------
contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect by a court or other authority of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof. This Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein. In lieu of each such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         8.10.  Further Assurances. The Borrower shall take all actions as
                ------------------
Lender shall reasonably request to more fully carry ou the intentions of this Agreement and the Loan Documents.

         8.11.  Counterparts. This Agreement may be executed by one or both of
                ------------
the parties to this Agreement on separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         8.12.  Governing Law. This Agreement and the Note and the rights and
                -------------
obligations of the parties under this Agreement and the Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         8.13.  Specific Performance. The Borrower acknowledges and agrees that
                --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Lender shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the Lender may be entitled by law or equity.

         8.14.  No Third Party Beneficiaries. This Agreement is intended for the
                ----------------------------
benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         8.15.  SUBMISSION TO JURISDICTION; WAIVERS. THE BORROWER AND THE LENDER
                -----------------------------------
EACH IRREVOCABLY AND UNCONDITIONALLY: (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK; (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION
8.1 OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND (E) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

         8.16.  WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY
                --------------------
IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTE AND FOR ANY COUNTERCLAIM THEREIN.

         8.17. No Recourse. Notwithstanding any of the terms or provisions of
               -----------
this Agreement, each of the Borrower and the Lender agree that neither it nor any person acting on its behalf may assert any claims or cause of action against any officer, director, manager, partner, member or stockholder of the other party or any of such other party's Affiliates (other than the Company) in connection with or arising out of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby.

         8.18. Acknowledgments. The Borrower hereby acknowledges that: (a) it
               ---------------
has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Note and the other Loan Documents to which it is a party; (b) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower on one hand, and the Lender, on the other hand, is solely that of debtor and creditor; and (c) no joint venture exists among the Borrower and the Lender.

                             [signature page follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.


                                       CONSTELLATION 3D TECHNOLOGY LIMITED


                                       By: /s/ Eugene Levich
                                           ---------------------------------
                                           Name:  Eugene Levich
                                           Title: Director



                                       TIC TARGET INVEST CONSULTING, LLC


                                       By: /s/ Andre Khayyam
                                           ---------------------------------
                                           Name:  Andre Khayyam
                                           Title: Managing Director

                                    Exhibit A
                                    ---------

                                  FORM OF NOTE
                                  ------------

         FOR VALUE RECEIVED, CONSTELLATION 3D TECHNOLOGY LIMITED, a corporation organized under the laws of the British Virgin Islands with its principal office located at 12, the Shrubberies, George Lane, London E18 1BD, England (the "Borrower"), hereby unconditionally promises to pay to the order of TIC TARGET
 --------
INVEST CONSULTING, LLC, a financing corporation organized under the laws of St. Kitts & Nevis with its principal office located at Churer Strasse 35, CH - 9470 Buchs, Switzerland (the "Lender"), in immediately available funds, the principal
                         ------
amount of US FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000) on October 1, 2006 and to pay interest on the unpaid principal amount of this Note at a rate of eight percent (8%) per annum during the period commencing on the date hereof and thereafter, to be computed and paid as specified in the Loan Agreement (as defined below); provided, however, if the unpaid principal amount of this Note
                --------  -------
shall exceed US FIFTEEN MILLION DOLLARS ($15,000,000), such excess unpaid principal amount of this Note shall accrue interest at a rate of eight percent (8%) per annum during the period commencing on the Subsequent Advance Date and thereafter, to be computed and paid as specified in the Loan Agreement.

         This Note is the Note referred to in the Loan Agreement, dated as of November 16, 2001 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), between the Borrower and the Lender, is entitled to
           --------------
the benefits thereof and is secured as provided therein and in the Loan Documents. The terms of this Note are hereby supplemented in full by the terms of the Loan Agreement and the Loan Documents.

         Terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

         Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

         The Borrower expressly waives diligence, presentment, protest, demand and other notices of any kind.

         This Note shall rank senior to all equity and debt of the Borrower.

         This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Borrower or the Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to conflicts of laws.

                                            CONSTELLATION 3D TECHNOLOGY LIMITED

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

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                                    Exhibit B
                                    ---------

                          FORM OF ASSIGNMENT AGREEMENT

                                    Exhibit C
                                    ---------

                       FORM OF BORROWER SECURITY AGREEMENT

                                    Exhibit D
                                    ---------

                          FORM OF OFFICER'S CERTIFICATE

                                    Exhibit E
                                    ---------

                              FORM OF LEGAL OPINION